EXHIBIT 11

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                        IVAX CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
                      (In thousands, except per share data)

                                                             THREE MONTHS                      NINE MONTHS
PERIOD ENDED SEPTEMBER 30,                               1997             1996            1997           1996
                                                     ------------     ------------    ------------     ---------
PRIMARY LOSS PER COMMON SHARE:
     Loss before extraordinary items                 $    (90,134)    $   (178,669)   $   (143,450)    $(156,704)
     Extraordinary items, net of tax                            -                -          (2,137)       (2,073)
                                                     ------------     ------------    ------------     ---------
     Net loss for primary computation                $    (90,134)    $   (178,669)   $   (145,587)    $(158,777)
                                                     ============     ============    ============     =========

     Average number of common and dilutive
         common equivalent shares-primary                 121,491          121,467         121,489       120,774
                                                     ============     ============    ============     =========
     Loss before extraordinary items                 $       (.74)    $      (1.47)   $      (1.18)    $   (1.29)
                                                     ============     ============    ============     =========
     Net loss                                        $       (.74)    $      (1.47)   $      (1.20)    $   (1.31)
                                                     ============     ===========     ============     =========
FULLY DILUTED LOSS PER COMMON SHARE:
     Loss before extraordinary items                 $    (90,134)    $   (178,669)   $   (143,450)    $(156,704)
     Extraordinary items, net of tax                            -                -          (2,137)       (2,073)
                                                     ------------     ------------    ------------     ---------
     Net loss for primary computation                $    (90,134)    $   (178,669)   $   (145,587)    $(158,777)
                                                     ============     ============    ============     =========
     Average number of common and dilutive
         common equivalent shares-primary                 121,491          121,467         121,489       120,774
                                                     ============     ============    ============     =========
     Loss before extraordinary items                 $       (.74)    $      (1.47)   $      (1.18)    $   (1.29)
                                                     ============     ============    ============     =========
     Net loss                                        $       (.74)    $      (1.47)   $      (1.20)    $   (1.31)
                                                     ============     ============    ============     =========
AVERAGE NUMBER OF COMMON SHARES AND
     DILUTIVE COMMON SHARES EQUIVALENTS

Primary shares:
     Average number of common shares outstanding          121,491          121,467         121,489       120,774
     Incremental shares for options and warrants                -                -               -             -
                                                     ------------     ------------    ------------     ---------
                                                          121,491          121,467         121,489       120,774
                                                     ============     ============    ============     =========
Fully diluted shares:
     Average number of common shares outstanding          121,491          121,467         121,489       120,774
     Incremental shares for options and warrants                -                -               -             -
                                                     ------------     ------------    ------------     ---------
                                                          121,491          121,467         121,489       120,774
                                                     ============     ============    ============     =========

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